Exhibit 99.1
IndyMac Bancorp, Inc. Statement Dated March 11, 2008 on the Impact of the Current State of the Capital Markets to the Company’s First Quarter 2008 Forecast
As has been widely publicized, the capital markets in recent days have taken another turn for the worse with credit spreads widening significantly due to panic market conditions caused by uncertainty in the U.S. housing and mortgage markets, renewed margin calls by Wall Street repo lenders on mortgage REITs and hedge funds, and other economic and financial uncertainties. Spreads on everything from relatively risk-free instruments such as Fed Funds to LIBOR and U.S. Treasuries to Fannie Mae and Freddie Mac mortgage-backed securities (“MBS”) have widened substantially to at or near all-time historic levels. Spreads between Treasuries and other instruments, in particular, non-GSE mortgage assets, are difficult to ascertain, given the fact that there are virtually no new non-GSE mortgage securities issuances and the only resale activity is a handful of distressed sales. As a result, the financial impact of this spread widening on Indymac is difficult to estimate at this time, but it is expected to have a negative effect on the value of IMB’s MBS portfolio, and therefore on the first quarter 2008 forecast presented to shareholders on February 12, 2008. We believe that most of any potential negative financial impact in the first quarter of 2008 is not warranted by the present underlying performance and/or ratings of these assets and therefore any unrealized losses will likely reverse and have a positive financial impact in subsequent quarters, either when spreads tighten or over time via an increased asset yield. As of December 31, 2007, approximately 83% of Indymac’s MBS portfolio is classified as ‘Available for Sale’. This means that any potential unrealized write-down on this portion of the portfolio will flow through the ‘Other Comprehensive Income’ component of equity and will not affect either earnings or regulatory capital. As of December 31, 2007, approximately 17% of the MBS portfolio is classified as ‘Trading’ and any potential unrealized write-down on this portion of the portfolio will directly affect earnings and capital. None of Indymac’s AAA non-agency (Alt-a prime jumbo) MBS (over 86% of our total MBS portfolio) has been downgraded, and the performance of these securities has been reviewed several times in the past year by the major rating agencies. Lastly, Indymac has the intent and ability to continue to hold these assets to recovery as a result of funding its balance sheet with deposits, FHLB advances, long-term debt and equity.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Form 8-K may be deemed to be forward-looking statements within the meaning of the federal securities laws. Words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “plan,” “forecast,” “intend,” “goal,” “target,” and similar expressions, as well as future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may,” identify forward-looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including: the effect of economic and market conditions including, but not limited to, the level of housing prices, industry volumes and margins; the level and volatility of interest rates; Indymac’s hedging strategies, hedge effectiveness and overall asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of Indymac; the various credit risks associated with our loans and other financial assets, including increased credit losses due to demand trends in the economy and the real estate market and increased delinquency rates of borrowers; the adequacy of credit reserves and the assumptions underlying them; the actions undertaken by both current and potential new competitors; the availability of funds from Indymac’s lenders, loan sales, securitizations, funds from deposits and all other sources used to fund mortgage loan originations and portfolio investments; and the execution of Indymac’s business and growth plans and its ability to gain market share in a significant and turbulent market transition. Additional risk factors include the impact of disruptions triggered by natural disasters; pending or future legislation, regulations and regulatory action, or litigation, and factors described in the reports that Indymac files with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K. Indymac does not undertake to update or revise forward-looking statements to reflect the impact of circumstances for events that arise after the date the forward-looking statements are made.